Exhibit 99.1

For Further Information, Contact:

Quality Systems, Inc. 18111 Von Karman Avenue, Suite 700 Irvine, CA 92612 Phone: (949) 255-2600 Paul Holt, CFO, pholt@qsii.com	Susan J. Lewis Phone: (303) 804-0494 slewis@qsii.com

FOR IMMEDIATE RELEASE

MAY 23, 2013

QUALITY SYSTEMS, INC. REPORTS FISCAL 2013 FOURTH QUARTER AND

YEAR-END RESULTS

Company Also Appoints Michael Aghajanian to Board of Directors

IRVINE, Calif. … May 23, 2013 …Quality Systems, Inc. (NASDAQ:QSII) announced today results for its fiscal 2013 fourth quarter and year ended March 31, 2013.

The Company reported revenues of $460.2 million for the fiscal year ended March 31, 2013, an increase of 7 percent versus $429.8 million for the 2012 fiscal year ended March 31, 2012. Net income for fiscal 2013 was $42.7 million, a decrease of 44 percent when compared with net income of $75.7 million for fiscal 2012. Fully diluted earnings per share for the 2013 fiscal year was $0.72, down 44 percent from $1.28 for the 2012 fiscal year.

Revenues for the fiscal 2013 fourth quarter reached $111.3 million, up 2 percent when compared with $109.0 million for the fourth quarter of the previous fiscal year.

In light of recent operating results of the Company’s Hospital Division, management performed a comprehensive operational review of that business unit in the latter part of the fourth quarter and, accordingly, revised its operating plans to incorporate additional investment in development, implementation and support. This investment will initially impact near-term profitability of the unit. Management is committed to realizing the substantial opportunity it perceives exists in the small hospital market and is confident in the strength its product and service offerings bring to the sector. As a result of this operational review and an updated assessment of the fair value of the business unit’s goodwill, the Company recorded a goodwill impairment charge to income of $17.4 million for the fiscal 2013 fourth quarter.

Net loss for the fiscal 2013 fourth quarter was $4.1 million versus net income of $15.1 million for the comparable period a year ago. Fully diluted loss per share was ($0.07) in the fourth quarter of fiscal 2013 versus earnings per share of $0.25 for the fourth quarter of fiscal 2012. Excluding the impairment charge, pro forma net income for fiscal 2013 was $59.1 million with fully diluted earnings per share of $0.99. Pro forma net income for the fourth quarter of fiscal 2013 was $12.3 million with fully diluted earnings per share of $0.21.

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Quality Systems, Inc.

Fiscal 2013 Fourth Quarter and Year-end Results

“We are moving forward with the reorganizational plan we put in place during fiscal 2013, and are increasing our opportunities to leverage cross selling, especially on the RCM Services side. We also saw positive momentum in our bookings of products and services during the fourth quarter, including record RCM bookings, which is affording us a great start in the new fiscal year,” said Steven T. Plochocki, president and chief executive officer.

“While this takes time, we are confident in our growth strategy and our ancillary products and services that cater to today’s changing healthcare models.” Plochocki concluded.

In other news, Quality Systems reported that Michael Aghajanian was appointed to its Board of Directors, effective May 22, 2013. Aghajanian fills one of the two vacancies on the Board after recent resignations of two board members. Aghajanian was also appointed to serve on the Board’s Transaction Committee.

Aghajanian, age 55, brings more than 30 years of engineering and operational experience to the company. He is an adjunct professor in the engineering department at Worcester Polytechnic Institute (“WPI”) and a frequent lecturer and supporter of the Office of Executive Education at the Paul Merage School of Business at the University of California, Irvine (“UCI”). Previously, Aghajanian held a variety of roles of increasing responsibility at Pittiglio Rabin Todd & McGrath (“PRTM”), a management consultant company providing services in the areas of operational strategy, supply chain management, product innovation and customer experience excellence, culminating in his role as President and Chief Executive Officer. In addition to his educational work with WPI and UCI, since his retirement from PRTM, Aghajanian has served on the board of directors of several for-profit and charitable organizations, including serving as the Chairman of Cimtek, Inc., a provider of functional testing of electronics, and on the boards of directors of Nexiant, Inc., a provider of MRO inventory solutions, and the Orange County Technology Action Network, an organization devoted to fueling technology growth in Orange County, Calif.

Aghajanian earned a Master’s degree in Business Administration with a concentration in technology management from the University of California, Irvine and a Bachelor of Science in engineering from Worcester Polytechnic Institute in Massachusetts.

“We welcome Michael to our Board. His operational and leadership experience as well as his expertise in strategic direction will prove beneficial, particularly during a time of refocus as we reorganize the Company to take better advantage of opportunities within the changing healthcare landscape. We look forward to Michael’s contributions,” Plochocki noted.

Quality Systems also announced that its Board of Directors declared a quarterly cash dividend of seventeen and one-half cents ($0.175) per share on the Company’s outstanding shares of common stock, payable to shareholders of record as of June 14, 2013 with

Quality Systems, Inc.

Fiscal 2013 Fourth Quarter and Year-end Results

an anticipated distribution date of July 5, 2013. The $0.175 per share cash dividend is pursuant to the Company’s current policy to pay a regular quarterly dividend on the Company’s outstanding shares of common stock, subject to further Board review and approval, and establishment of record and distribution dates by the Board prior to the declaration and payment of each such quarterly dividend.

The Company will hold its 2013 Annual Shareholders’ Meeting on Thursday, August 15, 2013 at 1:00 PM local time. The meeting will be held at The Irvine Marriott, 18000 Von Karman Avenue, Irvine, Calif., 92612. Holders of record as of June 17, 2013 are eligible to vote and attend. Proxy materials and the 2013 Annual Report will be made available to shareholders of record and will also be posted on the Company’s website at www.qsii.com.

Quality Systems will host a conference call to discuss its fiscal 2013 fourth quarter and year-end results on Thursday, May 23, 2013 at 10:00 AM ET (7:00 AM PT). All participants should dial 1-877-941-6010 at least ten minutes prior to the start of the call. International callers should dial 1-480-629-9643. To hear a live Web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at www.qsii.com, click on the “Investors” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 or 303-590-3030 and enter reservation identification number 4620344. The replay will be available from approximately 12:00 PM ET on Thursday, May 23, 2013, through 11:59 PM ET on Thursday, May 30, 2013.

A transcript of the conference call will be made available on the Company’s website at www.qsii.com.

About Quality Systems, Inc.

Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare subsidiary develop and market computer-based practice management, electronic health records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices and small hospitals. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements are set forth in Part I, Item A of our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2012, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation

Quality Systems, Inc.

Fiscal 2013 Fourth Quarter and Year-end Results

process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for, U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than Quality Systems, which limits comparability between companies.

The Company believes that its presentation of non-GAAP measures, such as pro forma net income and Days Sales Outstanding (“DSO”), provides useful supplemental information to investors and management regarding the Company’s financial condition and results. Pro forma net income is calculated by excluding the goodwill impairment charge from net income (loss) before provision for income taxes and the product is adjusted pre-tax income. From the adjusted pre-tax income amount, the tax provision (excluding the tax effect of the impairment) is deducted and the result is pro forma net income. The Company calculates DSO as follows: net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable, net of any reserves for bad debts, is then divided by that average daily sales amount resulting in the DSO.

FINANCIAL TABLES ATTACHED

QUALITY SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
	2013	2012	2013	2012
Revenues:
Software, hardware and supplies	$17,109	$26,562	$88,572	$122,407
Implementation and training services	7,161	8,270	35,008	26,391

System sales	24,270	34,832	123,580	148,798
Maintenance	40,025	35,871	156,771	138,832
Electronic data interchange services	15,653	13,081	59,709	49,259
Revenue cycle management and related services	15,317	11,402	59,219	45,572
Other services	16,030	13,808	60,950	47,374

Maintenance, EDI, RCM and other services	87,025	74,162	336,649	281,037

Total revenues	111,295	108,994	460,229	429,835

Cost of revenue:
Software, hardware and supplies	5,695	4,976	21,750	18,399
Implementation and training services	7,023	6,179	30,896	21,298

Total cost of system sales	12,718	11,155	52,646	39,697
Maintenance	5,505	4,844	20,316	17,104
Electronic data interchange services	10,099	8,606	38,350	32,422
Revenue cycle management and related services	10,980	8,608	43,324	34,295
Other services	8,995	8,728	35,016	27,705

Total cost of maintenance, EDI, RCM and other services	35,579	30,786	137,006	111,526

Total cost of revenue	48,297	41,941	189,652	151,223

Gross profit	62,998	67,053	270,577	278,612
Operating expenses:
Selling, general and administrative	38,308	34,195	148,353	128,846
Research and development costs	8,231	8,907	30,865	31,369
Amortization of acquired intangible assets	1,194	653	4,859	2,198
Impairment of goodwill	17,400	—	17,400	—

Total operating expenses	65,133	43,755	201,477	162,413

Income (loss) from operations	(2,135)	23,298	69,100	116,199
Interest income (expense)	(93)	35	(107)	247
Other income (expense), net	36	261	(79)	(139)

Income (loss) before provision for income taxes	(2,192)	23,594	68,914	116,307
Provision for income taxes	1,898	8,521	26,190	40,650

Net income (loss)	$(4,090)	$15,073	$42,724	$75,657

Net income (loss) per share:
Basic	$(0.07)	$0.26	$0.72	$1.29
Diluted	$(0.07)	$0.25	$0.72	$1.28
Weighted average shares outstanding:
Basic	59,541	59,048	59,392	58,729
Diluted	59,541	59,232	59,462	59,049
Dividends declared per common share	$0.175	$0.175	$0.700	$0.700
Proforma net income *	$12,292		$59,106

Proforma net income per diluted share	$0.21		$0.99

*	Net income excluding the Q4 2013 impairment charge and the estimated tax impact of such charge.

QUALITY SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31,	March 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$105,999	$134,444
Restricted cash	5,488	1,962
Marketable securities	12,012	4,987
Accounts receivable, net	148,257	145,756
Inventories	710	1,242
Income taxes receivable	—	2,628
Deferred income tax assets, net	12,140	10,127
Other current assets	12,720	11,563

Total current assets	297,326	312,709
Equipment and improvements, net	21,887	17,841
Capitalized software costs, net	39,781	19,994
Intangibles, net	27,550	23,259
Goodwill	45,761	60,776
Other assets	10,750	5,773

Total assets	$443,055	$440,352

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,501	$4,532
Deferred revenue	65,207	83,108
Accrued compensation and related benefits	11,915	11,870
Income taxes payable	1,480	—
Dividends payable	10,418	10,354
Other current liabilities	26,508	19,568

Total current liabilities	127,029	129,432
Deferred revenue, net of current	1,219	1,293
Deferred income tax liabilities, net	—	5,351
Deferred compensation	3,809	3,497
Other noncurrent liabilities	3,949	5,602

Total liabilities	136,006	145,175
Commitments and contingencies
Shareholders’ equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 59,543 and 59,180 shares at March 31, 2013 and March 31, 2012, respectively	595	592
Additional paid-in capital	179,743	169,033
Accumulated other comprehensive loss	(11)	(45)
Retained earnings	126,722	125,597

Total shareholders’ equity	307,049	295,177

Total liabilities and shareholders’ equity	$443,055	$440,352

QUALITY SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF PRO FORMA NET INCOME

(IN THOUSANDS)

	Three Months Ended March 31, 2013	Year Ended March 31, 2013
Income (loss) before provision for income taxes	$(2,192)	$68,914
Addback: Impairment of goodwill	17,400	17,400

	15,208	86,314
Provision for income taxes (excluding tax effect of impairment)	2,916	27,208

Pro forma net income	$12,292	$59,106

Pro forma net income per diluted share	$0.21	$0.99

DAYS SALES OUTSTANDING CALCULATION

(IN THOUSANDS, EXCEPT NUMBER OF DAYS)

Quarterly Revenue		$111,295
Times four (4)	x	4

Equals Annualized Revenue		445,180
Divided by 365 days		365

Equals Average Daily Revenue	=	$1,220

Net Accounts Receivable		$148,257
Divided by Average Daily Revenue		1,220

Equals Days Sales Outstanding	=	122